UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 17, 2007


                           RIVERVIEW BANCORP, INC.
            (Exact name of registrant as specified in its charter)


   Washington                     000-22957                   91-1838969
(State or other jurisdiction     (Commission                (I.R.S. Employer
  of incorporation)              File Number)               Identification No.)


 900 Washington Street, Suite 900, Vancouver, Washington       98660
 (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (360) 693-6650


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act    (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act    (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

     On July 17, 2007, Riverview Bancorp, Inc. issued its earnings release for the quarter ended June 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

     (c)   Exhibits

     99.1  News Release of Riverview Bancorp, Inc. dated July 17, 2007.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RIVERVIEW BANCORP, INC.




Date:  July 19, 2007                      /s/Ron Wysaske
                                          -----------------------
                                          Ron Wysaske
                                          President and Chief Operating Officer

                                  Exhibit 99.1

                        News Release Dated July 17, 2007

Riverview Bancorp
Reflecting Our Communities' Strengths          The Cereghino Group
                                               Corporate Investor Relations
Contacts:  Pat Sheaffer or Ron Wysaske,        206.388.5785 www.stockvalues.com
           Riverview Bancorp 360-693-6650


   RIVERVIEW BANCORP REPORTS RECORD FIRST QUARTER PROFITS OF $2.8 MILLION,
                           OR $0.25 PER DILUTED SHARE
   ------------------------------------------------------------------------

Vancouver, WA - July 17, 2007 - Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported excellent core deposit growth and continued excellent credit quality for the first fiscal quarter of 2008 ended June 30, 2007. Net income for the quarter increased 8% to $2.8 million, or $0.25 per diluted share, compared to $2.6 million, or $0.23 per diluted share, in the first quarter of fiscal 2007. All per share data has been adjusted to reflect the August 2006 2-for-1 stock split.

"We have always emphasized building shareholder value, and in the past year that was particularly evident," stated Pat Sheaffer, Chairman and CEO. "We started off last August issuing a 2 for 1 stock split, and raised our cash dividend 5% to $0.10 per diluted share, bringing our dividend yield to 3.0% based on the recent share price. Year-to-date fiscal 2008 we purchased 475,000 shares on the open market under announced Repurchase Plans. We have 525,000 shares remaining to be purchased under the current Repurchase Plan announced June 21, 2007."

FIRST QUARTER FISCAL 2008 FINANCIAL HIGHLIGHTS (at or for periods ended June 30, 2007, or compared to June 30, 2006)
     * Net income increased 8% to record $2.8 million.
     * Earnings per share increased 9% to $0.25 per diluted share.
     * Core deposits increased 25%.
     * Deposits increased 14% to $692 million.
     * Net interest margin was 4.83%.
     * Total assets increased 5% to $832 million.
     * Riverview Asset Management Corp. increased assets under management 20% to $302 million.
     * Asset management fees increased 26% to $548,000.

OPERATING RESULTS
In the first fiscal quarter of 2008, net interest income decreased 2% to $8.8 million compared to $9.0 million in the first fiscal quarter a year earlier reflecting the impact of the increase in funding costs. Non-interest income increased 9% to $2.3 million for the quarter, compared to $2.1 million a year ago, primarily due to fees and service charges which increased 7% to $1.4 million from the year ago period, and fee income from Riverview Asset Management Corp., which increased 26% to $548,000 for the quarter.

For the first quarter of fiscal 2008, the net interest margin was 4.83% compared to 4.95% in the previous linked quarter and 5.23% in the first fiscal quarter a year ago. "As the yield curve remains a challenge for us as well as the entire banking industry, we expect our margin to continue to be under pressure during the second half of the calendar year," said Ron Wysaske, President and COO.

Non-interest expenses were $6.8 million in the first quarter of fiscal 2008, in line with expenses in the first quarter of fiscal 2007. The efficiency ratio increased 10 basis points to 60.93% for the first quarter, compared to 60.83% in the first quarter a year ago. "Last year we increased our infrastructure to accommodate expanding our franchise in Southwest Washington and into Oregon," said Wysaske.

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Riverview Bancorp Reports Record Fiscal 1Q08 Profits
July 17, 2007
Page 2

BALANCE SHEET GROWTH
Riverview increased its total assets 5% to $832 million at the end of June 2007, compared to $793 million a year ago. Total deposits increased 14% to $692 million at the end of June 2007 compared to $607 million at the end of June 2006. Core deposits, defined as all deposits excluding certificates of deposit, increased 25% over the past year to $511 million, and represents 74% of total deposits. "Although we are in a very competitive market for deposit gathering, we have been very successful at growing core deposits to fund our loan growth," Wysaske said. "Non-interest checking balances represent 12% of total deposits and interest checking balances represent 23% of total deposits."

"The economy in Southwest Washington and Portland, Oregon generates strong demand for business loans, but we are seeing indications that the pace of growth may be moderating," Wysaske said. "We have been tightening our lending standards; and our goal is to maintain excellent credit quality while keeping our loan portfolio well diversified." Net loans increased slightly to $663 million at June 30, 2007, compared to $659 million a year ago. Commercial and construction loans account for 89% of the total loan portfolio, similar to last year. The following table breaks out loans by category:


                                          At the quarter      At the quarter
                                          ended June 30,      ended June 30,
                                              2007                2006
                                          -------------       -------------
LOAN DATA                                      (Dollars in thousands)
---------
Commercial and construction
  Commercial                              $90,896  13.52%     $89,816  13.48%
  Other real estate mortgage              350,219  52.10%     349,176  52.41%
  Real estate construction                158,598  23.60%     152,745  22.93%
                                          --------------      --------------
    Total commercial and construction     599,713  89.22%     591,737  88.82%

Consumer
  Real estate one-to-four family           67,815  10.09%      70,813  10.63%
  Other installment                         4,630   0.69%       3,664   0.55%
                                          --------------      --------------
    Total consumer                         72,445  10.78%      74,477  11.18%

Total loans                               672,158 100.00%     666,214 100.00%


Shareholders' equity increased 7% to $99.7 million, compared to $93.5 million a year ago. Book value per share improved to $8.62 at the end of June 2007, compared to $8.09 a year earlier, and tangible book value per share improved to $6.32 at quarter-end, compared to $5.77 a year ago. All per share data has been adjusted to reflect the August 2006 2-for-1 stock split.

CREDIT QUALITY AND PERFORMANCE MEASURES
"We have maintained exceptional loan quality while growing the loan portfolio at a moderate pace," noted Wysaske. "We continue to keep a watchful eye on industry and regional trends and closely monitor our credit underwriting." Non-performing assets were $226,000, or 0.03% of total assets, at June 30, 2007, compared to $1.2 million, or 0.15% of total assets, at June 30, 2006. The allowance for loan losses, including unfunded loan commitments of $382,000, was $9.1 million, or 1.36% of net loans at quarter-end, compared to $8.0 million, or 1.20% of net loans, a year ago.

Riverview does not make sub-prime residential real estate loans. Therefore, it has not been affected by the increasing level of delinquencies and defaults that have occurred recently nationwide.

Riverview's 2008 fiscal first quarter return on average assets improved to 1.39%, compared to 1.36% for the first quarter of fiscal 2007. Return on average equity was 11.16% for the quarter, compared to 11.18% for the same quarter last year.


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Riverview Bancorp Reports Record Fiscal 1Q08 Profits
July 17, 2007
Page 3

ABOUT THE COMPANY
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $832 million, it is the parent company of the 84 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.








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Riverview Bancorp Reports Record Fiscal 1Q08 Profits
July 17, 2007
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
June 30, 2007, March 31, 2007 and June 30, 2006
                                                 June 30,   March 31,  June 30,
(In thousands, except share data)(Unaudited)       2007       2007       2006
-------------------------------------------------------------------------------
ASSETS

Cash (including interest-earning accounts of
 $47,085, $7,818 and $6,754)                     $ 68,082   $ 31,423   $ 26,671
Investment securities available for sale, at
 fair value (amortized cost of $13,734,
 $19,258 and $23,005)                              13,756     19,267     22,847
Mortgage-backed securities held to maturity,
 at amortized cost (fair value of $1,150,
 $1,243 and $1,603)                                 1,135      1,232      1,580
Mortgage-backed securities available for sale,
 at fair value (amortized cost of $6,405,
 $6,778 and $8,011)                                 6,201      6,640      7,666
Loans receivable (net of allowance for loan
 losses of $8,728, $8,653 and $7,626)             663,430    682,951    658,588
Prepaid expenses and other assets                   2,878      1,905      2,164
Accrued interest receivable                         3,686      3,822      3,526
Federal Home Loan Bank stock, at cost               7,350      7,350      7,350
Premises and equipment, net                        21,155     21,402     19,125
Deferred income taxes, net                          4,126      4,108      3,799
Mortgage servicing rights, net                        347        351        372
Goodwill                                           25,572     25,572     25,572
Core deposit intangible, net                          669        711        845
Bank owned life insurance                          13,753     13,614     13,220
                                                 --------   --------   --------
TOTAL ASSETS                                     $832,140   $820,348   $793,325
                                                 ========   ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts                                 $692,168   $665,405   $607,389
Accrued expenses and other liabilities              9,675      9,349      9,062
Advance payments by borrowers for taxes and
 insurance                                            162        397        144
Federal Home Loan Bank advances                     5,000     35,050     73,300
Junior subordinated debentures                     22,681      7,217      7,217
Capital lease obligation                            2,713      2,721      2,745
                                                 --------   --------   --------
Total liabilities                                 732,399    720,139    699,857

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000
 authorized, issued and outstanding, none               -          -          -
Common stock, $.01 par value; 50,000,000 authorized,
 June 30, 2007   11,566,980 issued, 11,566,980
   outstanding;                                       115        117         57
 March 31, 2007   11,707,980 issued, 11,707,980
   outstanding;
 June 30, 2006   5,780,090 issued, 5,780,086
   outstanding on a pre-split basis
Additional paid-in capital                         56,450     58,438     57,529
Retained earnings                                  44,379     42,848     37,348
Unearned shares issued to employee stock
 ownership trust                                   (1,083)    (1,108)    (1,134)
Accumulated other comprehensive loss                 (120)       (86)      (332)
                                                 --------   --------   --------
Total shareholders' equity                         99,741    100,209     93,468
                                                 --------   --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $832,140   $820,348   $793,325
                                                 ========   ========   ========

Riverview Bancorp Reports Record Fiscal 1Q08 Profits
July 17, 2007
Page 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income for the Three Months     Three Months Ended
Ended June 30, 2007 and 2006                                     June 30,
(In thousands, except share data)(Unaudited)                2007        2006
-----------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans receivable                    $ 14,880    $ 13,769
Interest on investment securities-taxable                     172         221
Interest on investment securities-non taxable                  38          42
Interest on mortgage-backed securities                         91         114
Other interest and dividends                                  243          52
                                                         --------------------
    Total interest income                                  15,424      14,198
                                                         --------------------
INTEREST EXPENSE:
Interest on deposits                                        6,190       4,222
Interest on borrowings                                        406         963
                                                         --------------------
    Total interest expense                                  6,596       5,185
                                                         --------------------
    Net interest income                                     8,828       9,013
    Less provision for loan losses                             50         350
                                                         --------------------
  Net interest income after provision for loan losses       8,778       8,663
                                                         --------------------
NON-INTEREST INCOME:
  Fees and service charges                                  1,427       1,331
  Asset management fees                                       548         436
  Gain on sale of loans held for sale                          91          72
  Loan servicing income                                        39          45
  Gain on sale of credit card portfolio                         -          67
  Bank owned life insurance income                            139         128
  Other                                                        58          36
                                                         --------------------
    Total non-interest income                               2,302       2,115
                                                         --------------------
NON-INTEREST EXPENSE:
Salaries and employee benefits                              3,968       3,835
Occupancy and depreciation                                  1,302       1,074
Data processing                                               168         335
Amortization of core deposit intangible                        42          50
Advertising and marketing expense                             282         302
FDIC insurance premium                                         19          24
State and local taxes                                         171         155
Telecommunications                                            104         112
Professional fees                                             223         178
Other                                                         502         704
                                                         --------------------
Total non-interest expense                                  6,781       6,769
                                                         --------------------

INCOME BEFORE INCOME TAXES                                  4,299       4,009
PROVISION FOR INCOME TAXES                                  1,460       1,378
                                                         --------------------
NET INCOME                                               $  2,839    $  2,631
                                                         ====================
Earnings per common share:
Basic                                                       $0.25       $0.23
Diluted                                                     $0.25       $0.23
Weighted average number of shares outstanding:
Basic                                                  11,391,825  11,265,971
Diluted                                                11,527,586  11,443,153

Riverview Bancorp Reports Record Fiscal 1Q08 Profits
July 17, 2007
Page 6

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)


                                  At or for the three months  At or for the year
                                          ended June 30,        ended March 31,
                                         2007        2006           2007
                                         ----        ----           ----
FINANCIAL CONDITION DATA                    (Dollars in thousands)
-------------------------
Average interest earning assets       $734,135    $692,283       $731,089
Average interest-bearing liabilities   620,930     574,714        614,546
Net average earning assets             113,205     117,569        116,543
Non-performing assets                      226       1,173            226
Non-performing loans                       226       1,173            226
Allowance for loan losses                8,728       7,626          8,653
Allowance for loan losses and unfunded
 loan commitments                        9,110       8,002          9,033
Average interest-earning assets to
 average interest-bearing liabilities   118.23%     120.46%        118.96%
Allowance for loan losses to non-
 performing loans                      3861.95%     650.13%       3828.76%
Allowance for loan losses to net loans    1.30%       1.14%          1.25%
Allowance for loan losses and unfunded
 loan commitments to net loans            1.36%       1.20%          1.31%
Non-performing loans to total net loans   0.03%       0.18%          0.03%
Non-performing assets to total assets     0.03%       0.15%          0.03%
Shareholders' equity to assets           11.99%      11.78%         12.22%
Number of banking facilities                19          18             19



LOAN DATA (1)
-------------
Commercial and construction
  Commercial                     $90,896  13.52% $89,816  13.48% $91,174  13.18%
  Other real estate mortgage     350,219  52.10% 349,176  52.41% 360,930  52.19%
  Real estate construction       158,598  23.60% 152,745  22.93% 166,073  24.01%
                                 ----------------------------------------------
  Total commercial and
  construction                   599,713  89.22% 591,737  88.82% 618,177  89.38%
Consumer
  Real estate one-to-four family  67,815  10.09%  70,813  10.63%  69,808  10.10%
  Other installment                4,630   0.69%   3,664   0.55%   3,619   0.52%
                                  ---------------------------------------------
  Total consumer                  72,445  10.78%  74,477  11.18%  73,427  10.62%

Total loans                      672,158 100.00% 666,214 100.00% 691,604 100.00%

Less:
  Allowance for loan losses        8,728           7,626           8,653
                                --------        --------        --------
  Loans receivable, net         $663,430        $658,588        $682,951
                                ========        ========        ========

(1) Certain prior period loan balances have been reclassified to conform to management's current year presentation.


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Riverview Bancorp Reports Record Fiscal 1Q08 Profits
July 17, 2007
Page 7

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
COMPOSITION OF COMMERCIAL AND CONSTRUCTION  LOAN TYPES BASED ON LOAN PURPOSE
----------------------------------------------------------------------------
                               Commercial              Other
                             & Construction            Real Estate Real Estate
                               Total        Commercial Mortgage    Construction
                               ------------ ---------- ----------- ------------
         June 30, 2007                       (Dollars in thousands)
         -------------
Commercial                        $ 90,896   $ 90,896    $      -    $       -
Commercial construction             56,547          -           -       56,547
Office buildings                    61,844          -      61,844            -
Warehouse/industrial                37,755          -      37,755            -
Retail/shopping centers/strip malls 67,595          -      67,595            -
Assisted living facilities          11,089          -      11,089            -
Single purpose facilities           40,816          -      40,816            -
Land                               101,113          -     101,113            -
Multi-family                        30,007          -      30,007            -
One-to-four family                 102,051          -           -      102,051
                                  --------------------------------------------
  Total                           $599,713    $90,896    $350,219     $158,598
                                  ============================================
         March 31, 2007
         --------------
Commercial                         $91,174    $91,174    $      -     $      -
Commercial construction             56,226          -           -       56,226
Office buildings                    62,310          -      62,310            -
Warehouse/industrial                40,238          -      40,238            -
Retail/shopping centers/strip malls 70,219          -      70,219            -
Assisted living facilities          11,381          -      11,381            -
Single purpose facilities           41,501          -      41,501            -
Land                               103,240          -     103,240            -
Multi-family                        32,041          -      32,041            -
One-to-four family                 109,847          -           -      109,847
                                  --------------------------------------------
  Total                           $618,177    $91,174    $360,930     $166,073
                                  ============================================



                                     At the three months         At the year
                                        ended June 30,          ended March 31,
                                     2007           2006             2007
                                     ----           ----             ----
                                            (Dollars in thousands)
DEPOSIT DATA
------------
Interest checking             $161,299  23.30% $144,120  23.73% $144,451  21.71%
Regular savings                 27,849   4.02%   34,871   5.74%   29,472   4.43%
Money market deposit accounts  240,251  34.71%  134,010  22.06%  205,007  30.81%
Non-interest checking           81,512  11.78%   96,636  15.91%   86,601  13.01%
Certificates of deposit        181,257  26.19%  197,752  32.56%  199,874  30.04%
                               ------------------------------------------------
Total deposits                $692,168 100.00% $607,389 100.00% $665,405 100.00%
                               ------------------------------------------------
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Riverview Bancorp Reports Record Fiscal 1Q08 Profits
July 17, 2007
Page 8

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                      At or for the three     At or for the year
                                      months ended June 30,     ended March 31,
SELECTED OPERATING DATA                2007           2006           2007
                                       ----           ----           ----
                                      (Dollars in thousands, except share data)
Efficiency ratio (4)                  60.93%         60.83%         57.85%
Efficiency ratio net of intangible
 amortization                         60.34%         60.18%         57.22%
Coverage ratio (6)                   130.19%        133.15%        138.57%
Coverage ratio net of intangible
 amortization                        131.00%        134.14%        139.55%
Return on average assets (1)           1.39%          1.36%          1.43%
Return on average equity (1)          11.16%         11.18%         11.88%
Average rate earned on interest-
 earned assets                         8.44%          8.24%          8.40%
Average rate paid on interest-bearing
 liabilities                           4.26%          3.62%          4.03%
Spread (7)                             4.18%          4.62%          4.37%
Net interest margin                    4.83%          5.23%          5.01%

PER SHARE DATA
---------------
Basic earnings per share (2)         $ 0.25         $ 0.23         $ 1.03
Diluted earnings per share (3)         0.25           0.23           1.01
Book value per share (5)               8.62           8.09           8.56
Tangible book value per share (5)      6.32           5.77           6.28
Market price per share:
  High for the period                $16.280       $ 13.53       $ 17.580
  Low for the period                  13.690         12.14         12.135
  Close for period end                13.690         13.10         15.940
Cash dividends declared per share      0.110         0.095          0.395

Average number of shares outstanding:
  Basic (2)                       11,391,825    11,265,971     11,312,847
  Diluted (3)                     11,527,586    11,443,153     11,516,232

(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income and non-interest income.
(5) Amounts calculated include ESOP shares not committed to be released.
(6) Net interest income divided by non-interest expense.
(7) Yield on interest-earning assets less cost of funds on interest bearing liabilities.

                                    # # #

Note: Transmitted on Prime Newswire on July 17, 2007 at 1:14  p.m. PDT.